NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR
(II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                              ASCENDIA BRANDS, INC.

                                CONVERTIBLE NOTE

Issuance Date:  November 19, 2007  Original Principal Amount: U.S. $2,000,000.00


          FOR VALUE RECEIVED, Ascendia Brands, Inc., a Delaware corporation (the "Company") hereby promises to pay to the order of PRENCEN LENDING LLC or its registered assigns ("Holder") the amount set out above as the Original Principal Amount (and including the amount of any Capitalized Interest (as defined in Section 2 below), the "Principal") of this Convertible Note (the "Note") when due upon the Maturity Date (as defined in Section 1 below) in accordance with the terms hereof and to pay interest ("Interest") on any outstanding Principal, in accordance with the terms hereof, at a rate per annum equal to the Interest Rate, from the date set out above as the Issuance Date until the Principal has been paid in full, whether upon an Interest Date (as defined in Section 2 below) or the Maturity Date. Certain capitalized terms used herein are defined in
Section 13.

          (1) MATURITY. On the Maturity Date, the Company shall pay to the Holder an amount equal to the outstanding Principal amount of this Note plus all accrued but unpaid Interest then due and owing hereunder (the "Maturity Date Amount") as follows: (i) upon consummation of the Preferred Stock Financing (if consummated), through the issuance of such number of shares of Preferred Stock determined by dividing the Maturity Date Amount by the per share purchase price of the Preferred Stock; or (ii) if the Preferred Stock Financing has not been consummated on or prior to the 180 Day Anniversary, through the issuance of such number of shares of Common Stock determined by dividing the Maturity Date Amount by eighty-five percent (85%) of the average Weighted Average Price for the ten
(10) Trading Days immediately preceding the 180 Day Anniversary; provided, however, if the Permitted Senior Indebtedness has been repaid in full at any time prior to the Maturity Date, then all amounts due and payable hereunder shall be paid in cash. The "Maturity Date" shall mean the earlier to occur of
(i) the one hundred eightieth (180th) day following the Issuance Date (the "180 Day Anniversary"); and (ii) the consummation of the Preferred Stock Financing.

          (2) INTEREST. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the last day of each calendar month during the period beginning on the Issuance Date and ending on, and including, the date that this Note is repaid in full (each, an "Interest Date") with the first Interest Date being November 30, 2007. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date by capitalizing such Interest on and as of each Interest Date by adding it to the then outstanding Principal of this Note (the "Capitalized Interest"). Upon the occurrence and during the continuance of an Event of Default (as defined in Section 4 below), the Interest Rate shall increase to the lesser of twenty percent (20%) per annum or the maximum rate permitted by applicable law.

          (3) OPTIONAL CONVERSION OF NOTE. At any time while this Note is outstanding, the Holder shall have the option, in its sole discretion, to convert, all or a portion of, the Principal amount of this Note and all accrued but unpaid Interest into Future Round Financing Equity issued in any Future Round Financing (at the lowest per share purchase price of any securities issued in such Future Round Financing).

          (4)  RIGHTS UPON EVENT OF DEFAULT.

               (a) EVENT OF DEFAULT. Each of the following events shall constitute an "Event of Default":

                    (i) (A) the failure to pay to the Holder any amount due on this Note on the Maturity Date and (B) after the Permitted Senior Indebtedness has been repaid in full, the Company's failure to pay in cash to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement);

                    (ii) (A) the occurrence of both an event of default under and acceleration of any Permitted Senior Indebtedness and (B) after the Permitted Senior Indebtedness has been repaid in full, the occurrence of any default under or acceleration prior to maturity of any borrowed money indebtedness of the Company or any of its Subsidiaries (as defined in the February 2007 Prentice Securities Purchase Agreement (as defined below));

                    (iii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"),
     (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due; and

                    (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries and such order or decree remains undismissed or unstayed for a period of sixty (60) days.

               (b) Notwithstanding anything to the contrary contained herein, any payment in cash or other property (other than the Preferred Stock and Common Stock as provided in Section 1 of this Note and the Future Round Financing Equity as provided in Section 3 of this Note) with respect to the Note (including payments of Principal and Interest) shall be subordinate and subject in right and time of payment to the prior payment in full in cash of all obligations of the Company with respect to the Permitted Senior Indebtedness.

          (5)  RESERVATION OF AUTHORIZED SHARES.

               (a) RESERVATION. The Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock as is equal to the maximum number of shares of Common Stock that may be issuable under this Note (the "Maximum Reserve Amount"), and the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of any securities issuable under this Note, the Maximum Reserve Amount.

               (b) INSUFFICIENT AUTHORIZED SHARES. If at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and reserved shares of Common Stock to satisfy its obligation to reserve for issuance the Maximum Reserve Amount, then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to comply with its obligations hereunder.

          (6) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to compliance with applicable securities laws.

          (7) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

          (8) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (9)  DISPUTE  RESOLUTION.   In  the  case  of  a  dispute  as  to  the
determination of the Weighted Average Price, the Company shall submit the disputed determinations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination within one (1) Business Day of such disputed determination being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile the disputed determination of the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder. The Company, at the Company's expense, shall cause the investment bank to perform the determinations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations. Such investment bank's determination shall be binding upon all parties absent demonstrable error.

          (10) NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.

          (11) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

          (12) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof at the address set forth in the Securities Purchase Agreement, or in the case of a transferee of any Note, at such address provided to the Company by such transferee holder at the time of such transfer, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this
Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (13) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

               (a)  "Bloomberg" means Bloomberg Financial Markets.

               (b) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               (c) "Common Stock" means (i) the Company's shares of Common Stock, par value $.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock

               (d) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

               (e) "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

               (f) "Future Round Financing" means the issuance by the Company to investors (other than the Prentice Investors) in any round of financing in which parties purchase, for cash, the Company's Common Stock, Convertible Securities or Options.

               (g) "Future Round Financing Equity" means shares of Common Stock, Convertible Securities or Options issued in the Future Round Financing.

               (h) "Interest Rate" means fifteen percent (15.0%) per annum, subject to increase as provided herein upon the occurrence of an Event of Default.

               (i) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

               (j)  "Permitted Senior  Indebtedness" means (i) the WFF Facility,
(ii) the Watershed Facility and (iii) the Third Lien Notes.

               (k) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

               (l) "Preferred Stock" means that series of preferred stock issued pursuant to the Preferred Stock Financing.

               (m) "Preferred Stock Financing" means the issuance by the Company to the Prentice Investors of a new series of its convertible preferred stock on terms and conditions acceptable to the Prentice Investors in their sole discretion.

               (n) "Prentice Investors" means Prencen Lending LLC, Prencen LLC and/or any other entity managed or advised by Prencen Capital Management, L.P. or any affiliate of the foregoing.

               (o)  "Principal Market" means the American Stock Exchange.

               (p) "SEC" means the United States Securities and Exchange Commission.

               (q) "Securities Purchase Agreement" means that certain letter agreement, dated as of the Issuance Date, between the Company and the Holder.

               (r) "Third Lien Notes" means the notes issued pursuant to the Securities Purchase Agreement, dated as of February 9, 2007 (the "Watershed Securities Purchase Agreement"), among the Company, Watershed Capital Partners, L.P. and Watershed Capital Institutional Partners, L.P. (the "Watershed Funds") and pursuant to the Third Amended and Restated Securities Purchase Agreement, dated as of February 9, 2007 (the "February 2007 Prentice Securities Purchase Agreement"), among the Company, Prencen LLC and Prencen Lending LLC.

               (s) "Trading Day" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on any such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on any such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

               (t) "Transaction Documents" has the meaning ascribed to such term in the Securities Purchase Agreement.

               (u) "Watershed Facility" means the Second Lien Credit Agreement dated as of February 9, 2007 between the Company and each of its Subsidiaries signatory thereto, as borrowers, the lenders signatory thereto, Wells Fargo Foothill, Inc., as the collateral agent, and Watershed Administrative, LLC, as the administrative agent and the documents executed in connection therewith, in each case as such documents may be amended, amended and restated, modified or supplemented from time to time.

               (v) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Eligible Market that is the primary market for such securities during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Eligible Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such Eligible Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such Eligible Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 9. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

               (w) "WFF Facility" means the Credit Agreement dated as of February 9, 2007 between the Company and each of its Subsidiaries signatory thereto, as borrowers, and Wells Fargo Foothill, Inc. ("WFF") as arranger and administrative agent and the other lenders party thereto and the documents executed in connection therewith, in each case as such documents may be amended, amended and restated, modified or supplemented from time to time.

          (14) THIRD PARTY BENEFICIARIES. The Watershed Funds are express third-party beneficiaries of clauses (i) and (ii) of Section 1 of this Note and Sections 3, 4(b) and 14 of this Note (the "Third Party Beneficiary Provisions"). The Third Party Beneficiary Provisions may not be amended or waived without the prior written consent of the Watershed Funds so long as the Watershed Funds continue to hold at least a majority of the original principal amount (without giving effect to any capitalized interest) of the Third Lien Notes issued to the Watershed Funds pursuant to the Watershed Securities Purchase Agreement.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date.


                                         ASCENDIA BRANDS, INC.


                                         By: /s/ Andrew Sheldrick
                                             -----------------------------------
                                             Name:   Andrew Sheldrick
                                             Title:  General Counsel